Exhibit 10.36

ADDENDUM 4

This Addendum 4 (the “Addendum”) is made and entered into this 8th day of April, 2021 to that certain SUPPLY AND OFFTAKE AGREEMENT (the “Agreement”) by and between NEW RISE RENEWABLES RENO, LLC (“Rise”), a limited liability company formed under the laws of the state of Delaware, and PHILLIPS 66 COMPANY (“Phillips 66”) a corporation incorporated under the laws of Delaware dated May 23rd, 2017.

WHEREAS, unless expressly amended below, the Parties desire that all recitals, definitions, terms and conditions shall remain unchanged and In full force and effect, now, therefore, in consideration of the premises, conditions, term and agreements contained in the Agreement, Rise and Phillips 66 hereby agree to amend the Agreement as follows:

1.	Pursuant to the name change reflected in the Certificate of Amendment filed with the State of Delaware on July 17, 2020, any and all references to “RYZE RENEWABLES RENO, LLC” are hereby deleted and “NEW RISE RENEWABLES RENO, LLC” is hereby substituted in lieu thereof.

2.	Section 2.2.1 of the Agreement is hereby amended as follows:

2.2	Term.

2.2.1	“Commencement Date Deadline” previously set to occur on or before December 27, 2019 and subsequently extended to December 31, 2021, shall be extended so that the amended Commencement Date Deadline shall be July 31, 2022.

3.	The Agreement is hereby amended by adding a new Section 14.1.5 as follows:

14.1	Registrations.

14.1.5	Consistent with the U.S. Environmental Protection Agency’s Compliance Advisory issued in December 2020 and found at https://www.epa.gov/sites/production/files/202012/documents/renewable_naphtha compliance advisory web v3 1.pdf, Seller covenants, represents, and warrants that the Renewable Diesel and Other Products produced at the Facility and sold to Buyer are properly listed on the U.S. EPA’s Toxic Substances Control Act (“TSCA”) Chemical Substance Inventory or are exempted as a byproduct of producing renewable diesel, or are currently subject to a TSCA Section 5 premanufacturing notice (“PMN”) awaiting EPA approval to manufacture. If the Renewable Diesel or Other Products is/are subject to an open PMN, Seller shall inform Buyer when the EPA review is completed, and Buyer is not required to purchase any Renewable Diesel and/or Other Products until the product is listed on the Toxic Substance Chemical Substance Inventory or EPA allows its manufacture under a specific TSCA regulatory exception.

[signature page follows]

[Page 1 of 2]

IN WITNESS WHEREOF, each Party hereto has caused this Addendum to be executed by its duly authorized representative.

PHILLIPS 66 COMPANY
a Delaware corporation

By:	/s/ Mark K. Kelley

Name:	Mark K. Kelley

Title:	GM, Global Heavies & Receivables Trading

NEW RISE RENEWABLES RENO, LLC
a Delaware limited liability company

By:	/s/ Randy Soule

Name:	Randy Soule

Title:	Member-Manager

[Page 2 of 2]